Exhibit 99.1

PROLONG INTERNATIONAL CORPORATION

CONTACT:

Prolong International Corporation

Thomas C. Billstein, 949-587-2700 (Investor Relations)

For Immediate Release

TRADING IN PROLONG SHARES TO MOVE OFF AMEX

Irvine, CA., November 29, 2005 – Prolong International Corporation (AMEX: PRL), (http://www.prolong.com), a technology driven consumer products holding company and parent of Prolong Super Lubricants, Inc., manufacturer and marketer of patented consumer automotive, commercial/industrial and household products, today announced that the American Stock Exchange has notified the Company in correspondence dated November 21, 2005 that it is not in compliance with the minimum listing standards for trading on the Exchange, and except for the Company making a successful appeal demonstrating compliance, the AMEX has become obliged by its rules to initiate delisting proceedings. The Company has decided not to make such an appeal, but rather, it has begun the process for trading the Company’s shares through the Over the Counter Bulletin Board, commonly known as the OTCBB. Prolong shares formerly traded on the OTCBB, prior to being listed on AMEX. Prolong shares will continue to trade on the AMEX until the delisting process is completed. At this time, it is not anticipated that there will be any interruption in the trading of Prolong shares.

The applicable AMEX Company Guide rules are Sections 1003(a)(iii), 1003(a)(ii), 1003(a)(iv), 1003(f)(v) and 1003(f)(iv) respectively, shareholders equity of less than $6.0M and losses from continuing operations and/or net losses in its five most recent fiscal years; and/or shareholders equity of less than $4.0M and losses from continuing operations and/or net losses in three of its four most recent fiscal years; and/or sustained losses which were so substantial in relation to its overall operations or its existing financial resources, or its financial condition had become so impaired that it appeared questionable, in the opinion of the Exchange, as to whether the Company would be able to continue operations and/or meet its financial obligations as they matured; and/or the Exchange deemed it appropriate for the Company to effect a reverse split to address its low selling price; and/or failure to pay when due any applicable listing fees.

Prolong International Corporation, a consumer products holding company headquartered in Irvine, California, through its operating subsidiaries, manufactures, markets and distributes a complete line of patented lubricant and proprietary automotive, commercial/industrial and household products. The Company’s products are marketed and sold under the brand name Prolong Super Lubricants® and are used in consumer, automotive and industrial applications. Prolong products are sold throughout the United States at major chain stores and auto retailers and in international markets. More information about Prolong International Corporation and its products can be obtained at http://www.prolong.com.

Forward-Looking Statements

Certain statements in this news release that relate to financial results, projections, future plans, events, or performance, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and involve significant risks and uncertainties, including, but not limited to, the following: competition, cost of components, product concentration and risk of declining selling prices. The words “estimate,” “project,” “potential,” “intended,” “expect,” “anticipate,” “believe” and similar expressions or words are intended to identify forward-looking statements. The Company’s actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors and conditions. These risks and uncertainties, and certain other related factors, are discussed in the Company’s Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. These forward-looking statements are made as of the date of this release and the Company assumes no obligation to update such forward-looking statements.